Exhibit 99.2

4Q05 Consolidated Results of Operations
($ in thousands except EPS)
	Pretax Income	Net Income	Net Income Growth Rate	Diluted EPS	EPS Growth Rate
GAAP Results	$ 201,479	$ 126,428	37.8%	$ 0.77	14.9%
Expenses related to Hurricane Katrina	$ 10,604	$ 6,654		$ 0.04
Non-GAAP Results (1)	$ 212,083	$ 133,082	45.0%	$ 0.81	20.9%

FY05 Consolidated Results of Operations
($ in thousands except EPS)
	Pretax Income	Net Income	Net Income Growth Rate	Diluted EPS	EPS Growth Rate
GAAP Results	$ 799,425	$ 501,639	48.8%	$ 3.10	25.0%
Expenses related to Hurricane Katrina	$ 10,604	$ 6,654		$ 0.04
Non-GAAP Results (1)	$ 810,029	$ 508,293	50.8%	$ 3.14	26.6%

1) Because Hurricane Katrina was an unusual event causing a loss in the Company’s Louisiana operations which is expected to be limited to the fourth quarter of 2005 and non-recurring, the Company believes that these non-GAAP measures are useful to both management and its investors in analyzing the Company's ongoing business and operating performance. A reconciliation of these non-GAAP measures to GAAP is included with the Form 8-K filed as of February 10, 2006.